UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 17, 2015
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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amended and Restated Credit Agreement
On April 4, 2013, the Company and its domestic subsidiaries (American Apparel (USA), LLC, American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC and Fresh Air Freight, Inc.) entered into an asset-based revolving credit agreement (as amended or otherwise modified, the "Existing Credit Agreement"), among the Company, such subsidiaries, the lenders from time to time party thereto and Capital One Business Credit Corp. (formerly, Capital One Leverage Finance Corp.).
On August 17, 2015, (a) the lenders under the Existing Credit Agreement assigned all of their rights and obligations under the Existing Credit Agreement and the related loan documents to a syndicate of lenders that includes certain of the Company's existing creditors, including funds associated with Standard General L.P., Monarch Alternative Capital L.P., Coliseum Capital LLC and Goldman Sachs Asset Management, L.P., and (b) Capital One Business Credit Corp. resigned as administrative agent under the Existing Credit Agreement and was replaced by Wilmington Trust, National Association. In addition, on August 17, 2015, the Existing Credit Agreement was amended pursuant to an amended and restated credit agreement among the Company, its domestic subsidiaries, the lenders and Wilmington Trust, National Association. In connection with such amendment, the syndicate of lenders received certain amendment and closing fees and reimbursement of closing expenses.
The amended and restated credit agreement provides for a $90.0 million asset based credit facility (the "Amended Credit Facility"). Borrowings under the Amended Credit Facility are subject to specified borrowing base requirements. The Amended Credit Facility increases the existing borrowing base formula by $15.0 million, but such $15.0 million increase cannot increase the borrowing base above $60.0 million. Amounts repaid under the Amended Credit Facility cannot be reborrowed.
The Amended Credit Facility matures on April 4, 2018, subject to a January 15, 2018 maturity in limited circumstances. Borrowings outstanding under the Existing Credit Agreement will continue under the Amended Credit Facility and bear interest at a LIBOR based rate plus 5.00% or a rate based on the prime rate plus 4.00%. New borrowings under the Amended Credit Facility bear interest at a LIBOR based rate plus 7.00% or a rate based on the prime rate plus 6.00%.
The Amended Credit Facility continues to be secured by first-priority liens on the Company's and its domestic subsidiaries' accounts receivable, inventory, cash and certain other assets and second-priority liens on the Company's and its domestic subsidiaries' other assets, in each case subject to certain exceptions and permitted liens.
The Amended Credit Facility includes standard terms and conditions, limitations and specified exclusions with regard to the Company's ability and the ability of its subsidiaries to: incur debt; create liens; make investments, loans and advances; engage in certain mergers and consolidations; engage in sale leaseback transactions, engage in speculative transactions, make distributions and dividends; redeem or repurchase other debt; engage in transactions with affiliates; and incur capital expenditures in excess of specified amounts. In addition, the credit agreement contains certain financial maintenance covenants, including a minimum fixed charge coverage ratio and a maximum leverage ratio. The covenant violations existing at June 30, 2015 were waived under the Amended Credit Facility.
The Amended Credit Facility contains certain events of default (subject to specified thresholds), including: nonpayment of principal and other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other indebtedness of the Company or its subsidiaries; certain bankruptcy or insolvency events; material judgments against the Company; certain ERISA events; actual or asserted invalidity of any loan document or related intercreditor agreement; certain felony indictments or convictions, and certain resignations or terminations (absent a satisfactory and timely replacement) of senior management of the Company; the occurrence of a change of control; loss of material collateral, loss of trade support and other events. If an event of default occurs and is continuing under the credit agreement, the lenders thereunder may, among other things, terminate their obligations to lend under the credit agreement and require the Company to repay all amounts owed thereunder.
The description of the Amended Credit Facility set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the Amended Credit Facility as set forth in the Amended and Restated Credit Agreement, dated as of August 17, 2015, among the Company and its domestic subsidiaries, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.
In connection with the Amended Credit Facility, the Company entered into Amendment No. 3 ("Amendment No. 3") to the Credit Agreement, dated as of May 22, 2013, among the Company and Standard General Master Fund L.P. as lender (the "Standard General Loan Agreement"). Amendment No. 3 amends certain provision of the Standard General Loan Agreement to permit the transaction contemplated by the Amended Credit Facility and provides for the payment of consent fees and certain releases and equity registration rights in favor of Standard General Master Fund L.P. and its affiliates.
Supplemental Indenture and Intercreditor Agreement Amendment
In connection with the entry into the Amended Credit Facility, the Company also entered into (i) a Supplemental Indenture, dated as of August 17, 2015 (the "Supplemental Indenture"), by and among the Company, the Guarantors party thereto (the "Guarantors"), and U.S. Bank National Association, as trustee (in such capacity, the "Trustee") and as collateral agent (in such capacity, the "Collateral Agent"), to the Indenture, dated as of April 4, 2013 (the "Existing Indenture"), by and among the Company, the Guarantors and the Trustee and Collateral Agent, governing the Company's outstanding 13.0% Senior Secured Notes due 2020 (the "Notes") and (ii) Amendment No. 1 to Intercreditor Agreement, dated as of August 17, 2015 (the "Intercreditor Agreement Amendment"), by and between Wilmington Trust, National Association (as successor Administrative Agent Capital One Business Credit Corp. under the Amended Credit Facility), in its capacity as administrative agent under the Amended Credit Facility, and the Collateral Agent, which Intercreditor Agreement Amendment amends that certain Intercreditor Agreement, dated as of April 4, 2013 (as amended, modified or supplemented to the date hereof, the "Intercreditor Agreement"), between the credit facility agent and the Collateral Agent.
The Supplemental Indenture amends the definition of "Permitted Indebtedness" in Section 1.01 of the Existing Indenture by amending and restating clause (2) thereof to provide for:
"Indebtedness incurred pursuant to the Credit Agreement (including letters of credit and bankers' acceptances) in an aggregate principal amount at any time outstanding not to exceed (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed the sum of (A) the greater of (x) $90.0 million plus amounts in respect of interest that have been paid in kind or capitalized and (y) 48% of the Borrowing Base as of the date of such incurrence of Indebtedness plus (B) the amount of additional Indebtedness incurred pursuant to the Credit Agreement, the proceeds of which are used solely to redeem, repurchase, tender for or otherwise retire for value Notes, including the payment of accrued interest, premiums and fees with respect thereto;"
The Intercreditor Agreement Amendment amends the definition of "Maximum Credit Facility Principal Amount" in Section 1(a) of the Intercreditor Agreement to read:
"Maximum Credit Facility Principal Amount" means the sum of (A) the greater of (x) $90.0 million plus amounts in respect of interest that have been paid in kind or capitalized and (y) 48% of the Borrowing Base as of the date of such incurrence of Indebtedness plus (B) the amount of additional Indebtedness incurred pursuant to the Credit Agreement, the proceeds of which are used solely to redeem, repurchase, tender for or otherwise retire for value Notes, including the payment of accrued interest, premiums and fees with respect thereto.
Holders of Notes representing more than a majority in aggregate principal amount of the Notes outstanding on August 14, 2015 consented to the amendments contained in the Supplemental Indenture and Intercredior Agreement Amendment in accordance with the terms of the Existing Indenture.
On August 17, 2015, the Company paid a consent fee to all holders of Notes in the amount of $5 per $1,000 principal amount of Notes outstanding, regardless of whether such holder consented to the amendments.
The description of the Supplemental Indenture and Intercreditor Agreement Amendment set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of such agreements, dated as of August 17, 2015, among the Company and its domestic subsidiaries and U.S. Bank National Association, as trustee.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under "Item 1.01. Entry into a Material Definitive Agreement" is incorporated herein by reference into this Item 2.03.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated:	August 17, 2015	By:	/s/ Hassan N. Natha
Hassan N. Natha
Executive Vice President and Chief Financial Officer